                                                                    EXHIBIT 10.3



                                GENENTECH, INC.

                         MAGAININ PHARMACEUTICALS INC.

                           STOCK PURCHASE AGREEMENT

                                April 28, 2000
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                               TABLE OF CONTENTS
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                                                  ARTICLE 1

                      Authorization and Sale of Series a Preferred Stock and Common Stock

Section 1.01.  Authorization of Series A Preferred Stock........................................................  2
Section 1.02.  Sale of Series A Preferred Stock.................................................................  2
Section 1.03.  Authorization of Common Stock....................................................................  2
Section 1.04.  Sale of Common Stock.............................................................................  2

                                                    ARTICLE 2
                                             Closing Dates; Delivery

Section 2.01.  Closing Dates....................................................................................  2
Section 2.02.  Delivery and Payment.............................................................................  3

                                                    ARTICLE 3
                                  Representations and Warranties of the Company

Section 3.01.  Organization and Standing; Certificate of Incorporation, Certificate of Designations and Bylaws..  3
Section 3.02.  Corporate Power..................................................................................  4
Section 3.03.  Subsidiaries.....................................................................................  4
Section 3.04.  Capitalization...................................................................................  4
Section 3.05.  Authorization....................................................................................  5
Section 3.06.  Proprietary Rights...............................................................................  6
Section 3.07.  Litigation, Etc..................................................................................  6
Section 3.08. NASD Listing......................................................................................  7
Section 3.09.  Material Agreements..............................................................................  7
Section 3.10.  Title to Properties and Assets; Liens, Etc.......................................................  7
Section 3.11.  Compliance with Other Instruments, None Burdensome, Etc..........................................  7
Section 3.12.  Employees........................................................................................  8
Section 3.13.  Registration Rights..............................................................................  8
Section 3.14.  Governmental Regulations, Etc....................................................................  8
Section 3.15.  Offering.........................................................................................  9
Section 3.16.  Brokers or Finders...............................................................................  9
Section 3.17.  Related-Party Transactions.......................................................................  9
Section 3.18.  Permits..........................................................................................  9
Section 3.19.  Insurance........................................................................................  9
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Section 3.20.  Disclosure................................................................   9
Section 3.21.  SEC Filings...............................................................  10
Section 3.22.  Financial Statements......................................................  10
Section 3.23.  Investment Company........................................................  10
Section 3.24.  Absence of Changes........................................................  10
Section 3.25.  Tax Returns...............................................................  11
Section 3.26.  Environmental Safety and Laws.............................................  11
Section 3.27.  Manufacturing and Marketing Rights........................................  12
Section 3.28.  Compliance with ERISA.....................................................  12

                                              ARTICLE 4
                             Representations and Warranties of the Purchaser

Section 4.01.  Preexisting Relationship with Company; Business and Financial Experience..  12
Section 4.02.  Blue Sky..................................................................  12
Section 4.03.  Private Placement.........................................................  13
Section 4.04.  Rule 144..................................................................  13
Section 4.05.  Restrictions on Transfer; Restrictive Legends.............................  13
Section 4.06.  Access to Data............................................................  13
Section 4.07.  Organization and Good Standing............................................  14
Section 4.08.  Authorization.............................................................  14
Section 4.09.  Brokers or Finders........................................................  14

                                             ARTICLE 5
                                Conditions to Closing of the Purchaser

Section 5.01.  Representations and Warranties Correct....................................  15
Section 5.02.  Covenants.................................................................  15
Section 5.03.  Consents, Permits and Waivers.............................................  15
Section 5.04.  Opinion of the Company=s Counsel..........................................  15
Section 5.05.  Blue Sky..................................................................  15
Section 5.06.  Certificate of Designations...............................................  15
Section 5.07.  Legal Matters.............................................................  15
Section 5.08.  Registration Rights Agreement.............................................  16
Section 5.09.  Compliance Certificate....................................................  16
Section 5.10.  License Agreement.........................................................  16
Section 5.11.  Proceedings and Documents.................................................  16
Section 5.12.  Delivery of Stock Certificates............................................  16
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                                              ARTICLE 6
                                 Conditions To Closing of the Company

Section 6.01.  Representations and Warranties Correct........................................  16
Section 6.02.  Covenants.....................................................................  16
Section 6.03.  Blue Sky......................................................................  17
Section 6.04.  Certificate of Designations...................................................  17
Section 6.05.  Legal Matters.................................................................  17
Section 6.06.  Registration Rights Agreement.................................................  17
Section 6.07.  License Agreement.............................................................  17

                                               ARTICLE 7
                  Financing upon Occurrence of A Merger Event or A Capitalization Event

Section 7.01.  Loans by Purchaser............................................................  17
Section 7.02.  Closing Conditions for Loans..................................................  17

                                               ARTICLE 8
                                 Covenants of Purchaser and the Company

Section 8.01.  Restrictions on Sales of Common Stock During Calculation of Conversion Price..  18
Section 8.02.  No Superior or Parity Debt....................................................  18
Section 8.03.  HSR Filing....................................................................  18

                                               ARTICLE 9
                                             Miscellaneous

Section 9.01.  Governing Law.................................................................  19
Section 9.02.  Entire Agreement; Amendment...................................................  19
Section 9.03.  Notices, Etc..................................................................  19
Section 9.04.  Delays or Omissions...........................................................  20
Section 9.05.  Expenses......................................................................  20
Section 9.06.  Counterparts..................................................................  21
Section 9.07.  Severability..................................................................  21
Section 9.08.  Titles and Subtitles..........................................................  21
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SCHEDULE 1 Schedule of Exceptions
SCHEDULE 2 Schedule of Licenses, Options and Material Agreements Relating to the
           Subject of the License Agreement

EXHIBIT A  Certificate of Designations, Preferences and Rights of Series A
           Preferred Stock
EXHIBIT B  Registration Rights Agreement
EXHIBIT C  Compliance Certificate
EXHIBIT D  Form of Note

                         MAGAININ PHARMACEUTICALS INC.

                           STOCK PURCHASE AGREEMENT

     This agreement (the "Agreement") is made effective as of April 28, 2000, by and among Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), and Genentech, Inc. a Delaware corporation (the "Purchaser").

                            RECITALS

     WHEREAS, the Company and the Purchaser entered into a Collaborative Research and License Agreement dated as of the date hereof (the "License Agreement"), pursuant to which the Purchaser will conduct research with respect to IL-9 and the Company will grant Purchaser an exclusive license regarding the development and commercialization thereof;

     WHEREAS, pursuant to the License Agreement the parties have agreed to enter into this Agreement;

     WHEREAS, in connection with its obligation to fund certain research by the Company pursuant to the License Agreement, the Purchaser has agreed to purchase
(i) up to 42,000 shares of the Company's Series A Preferred Stock at the per share purchase price of $1,000 and (ii) 1,085,973 shares of the Company's Common Stock at the per share purchase price of $4.60414;

     WHEREAS, the Purchaser will initially purchase 500 shares of Series A Preferred Stock, and will purchase up to 41,500 additional shares of Series A Preferred Stock from time to time on a quarterly basis as determined by the Joint Steering Committee established pursuant to the License Agreement (the "Joint Steering Committee");

     WHEREAS, the Conversion Shares underlying the Series A Preferred Stock and the shares of Common Stock issued pursuant to this Agreement shall have registration rights as evidenced by the Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement");

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth,

     THE PARTIES HEREBY AGREE AS FOLLOWS;

                                   ARTICLE 1

      Authorization and Sale of Series a Preferred Stock and Common Stock

     Section 1.1. Authorization of Series A Preferred Stock. The Company has authorized the issuance and sale of 80,000 shares (the "Preferred Shares") of Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Stock in substantially the form attached hereto as Exhibit A (the "Certificate of Designations").

     Section 1.2. Sale of Series A Preferred Stock. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company up to a total of 42,000 Preferred Shares at a per share purchase price of $1,000 (the "Per Share Price").

     Section 1.3. Authorization of Common Stock. The Company has authorized the issuance and sale of 1,085,973 shares (the "Common Shares" and together with the Preferred Shares, the "Shares") of its Common stock, par value $.002 per share (the "Common Stock") to the Purchaser.

     Section 1.4. Sale of Common Stock. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company a total of 1,085,973 Common Shares at a per share purchase price of $4.60417.

                                   ARTICLE 2

                            Closing Dates; Delivery

     Section 2.1. Closing Dates. (a) It is anticipated that purchases and sales of the Preferred Shares hereunder shall be consummated at thirty five (35) closings (collectively, the "Closings" or each individually, a "Closing"). Each Closing shall be held at the offices of the Purchaser, 1 DNA Way, South San Francisco, CA at 4:00 p.m., local time, or at such other time and place upon which the Company and the Purchaser shall agree. The first such closing (the "First Closing") shall take place on May 10, 2000 or such other date upon which the Company and the Purchaser shall agree (the date and time of the First Closing is hereinafter referred to as the "First Closing Date"). The subsequent closings (each a "Subsequent Closing") shall take place (i) on a quarterly basis on March 31, June 30, September 30 and December 31 of each year starting September 30, 2000 with the last Subsequent Closing on December 31, 2008 or (ii) on such dates as established by the Joint Steering Committee (the date and time of each Subsequent Closing is hereinafter referred to as a "Subsequent Closing Date").

       (b)  The Purchaser will purchase 500 Preferred Shares at the First
Closing.

       (c) The number of Preferred Shares to be purchased by the Purchaser at each Subsequent Closing shall be determined by the Joint Steering Committee in accordance with procedures laid out in the License Agreement; provided that if the License Agreement expires or is terminated, the Purchaser will have no further obligation to purchase any additional Preferred Shares; provided further that the sale of Preferred Shares and the Purchaser's obligation to purchase any Preferred Shares will terminate upon the occurrence of a either a Merger Event or a Capitalization Event (each as defined in the Certificate of Designations). The Per Share Price and other terms of sales consummated at each Subsequent Closing shall be substantially identical to the terms of the sales consummated at the First Closing.

       (d) The purchase and sale of the Common Shares hereunder shall be consummated at the First Closing.

       Section 2.2. Delivery and Payment. At each Closing, the Company will deliver to the Purchaser, with respect to the Shares being purchased at such Closing, a certificate or certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at such Closing, against payment of the purchase price therefor, by check payable to the Company, by wire transfer in immediately available funds or by any combination of the foregoing, per the Company's instructions.

                                   ARTICLE 3

                 Representations and Warranties of the Company

       Except as set forth on Schedule 1 attached hereto, and as updated by the Company on each subsequent Closing Date, the Company represents and warrants to the Purchaser that, as of the date of each Closing at which the Purchaser consummates its purchase of Shares or at each Loan Closing (as defined in Section 7.01) hereunder:

       Section 3.1. Organization and Standing; Certificate of Incorporation, Certificate of Designations and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is presently qualified to do business as a foreign corporation in Pennsylvania and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company. The Company has furnished to counsel for the Purchaser copies of its Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), Certificate of Designations and Amended and Restated Bylaws, as amended to date (the "Bylaws"). Said copies are true, correct and complete and reflect all amendments now in effect.

     Section 3.2. Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to sell and issue the Shares hereunder, to issue the Common Stock underlying the Preferred Shares (the "Conversion Stock") in accordance with the provisions of the Certificate of Designations, to sell and issue the Notes (as defined in Section 7.01), and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

     Section 3.3. Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     Section 3.4. Capitalization. The authorized capital stock of the Company will, upon the filing of the Certificate of Designations, consist of 45,000,000 shares of Common Stock and 9,211,031 shares of Preferred Stock, 80,000 of which have been designated Series A Preferred. As of the First Closing Date, the total number of outstanding shares of Common Stock will be 28,195,339. Upon the filing of the Certificate of Designations and immediately prior to the First Closing, no shares of Preferred Stock and 27,109,366 shares of Common Stock were outstanding. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations. All currently outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws. The Company has reserved 80,000 shares of Series A Preferred and 1,085,973 shares of Common Stock for issuance hereunder and 4,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred. Of the 160,000 shares of Common Stock of the Company reserved for issuance under the Company's 1990 Stock Option Plan, options to purchase 160,000 shares have been granted, and no shares remain available to underlie future option grants. Of the 2,500,000 shares of Common Stock of the Company reserved for issuance under the Company's 1992 Stock Option Plan, as amended, options to purchase 2,063,850 shares have been granted, and 436,150 shares remain available to underlie future option grants. Of the 1,500,000 shares of Common Stock of the Company reserved for issuance under the Company's 1998 Equity Compensation Plan, 1,325,625 shares have been accounted for through the grant of options to purchase Common Stock and restricted stock awards and 174,375 shares remain available to underlie future option grants or awards of restricted stock. In addition, as of the First Closing, there are outstanding options to purchase 485,612 shares of the Company's Common Stock that are not subject to any of the stock option plans or employee compensation plans of the Company. Warrants to purchase 1,387,949 shares of the Company's Common Stock are held by third parties. Of these, warrants to purchase 1,158,210 shares contain antidilution provisions that increase the number of shares subject to the warrants and decrease the exercise price if the Company issues Common Stock and/or other securities convertible into Common Stock at certain prices. Except as set forth above and as provided in the Company's Certificate of Incorporation, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

     Section 3.5. Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Rights Agreement and the License Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of all of the Company's obligations hereunder and under the Registration Rights Agreement has been taken or will be taken prior to the First Closing. This Agreement and the Registration Rights Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms (except as to rights of indemnification in the Registration Rights Agreement which may be unenforceable), subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Shares and the Common Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate of Designations and the Certificate of Incorporation, respectively; the Common Stock issuable upon conversion of the Preferred Shares has been duly and validly reserved and, when issued in compliance with the provisions of the Certificate of Designations, will be validly issued, fully paid and nonassessable; and the Shares and the Conversion Stock will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Registration Rights Agreement. The issuance of the Shares is not subject to any preemptive rights or rights of first refusal.

     Section 3.6. Proprietary Rights. The Company has title and ownership of, or rights to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except as would not have a material adverse effect on the Company. Except as set forth in Schedule 2 hereof, there are no outstanding options, licenses, or agreements of any kind relating to the subject of the License Agreement and the transactions and the research contemplated by the License Agreement, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity and that management reasonably believes will have a material adverse effect on the Company. To the best knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Registration Rights Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which the Company or any of such employees is now obligated except as would not have a material adverse effect on the Company. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     Section 3.7. Litigation, Etc. There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or governmental agency which management believes is likely to have a material adverse effect on the Company. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     Section 3.8. NASD Listing. The Common Stock is, and the Conversion Stock will upon issuance be, listed for trading on the Nasdaq National Market.

     Section 3.9. Material Agreements. All of the contracts and agreements to which the Company is a party and which are in effect as of the First Closing Date and which the Company considers to be material are listed on as exhibits to the Company's Form 10-K for the period ended December 31, 1999. All such contracts and agreements are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and the Company has not received any indication of an intention to terminate any such contract or agreement by any of the parties to any such contract or agreement.

     Section 3.10. Title to Properties and Assets; Liens, Etc. Except with respect to assets consisting of Proprietary Rights which are covered by Section
3.06 hereof, the Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests (except where the failure to have such title would not, individually or in the aggregate, have a material adverse effect) in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which, when considered individually or together, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business and such properties and assets are sufficient to enable the Company to carry on its business as presently conducted and, to the Company's knowledge, as proposed to be conducted.

     Section 3.11.  Compliance with Other Instruments, None Burdensome, Etc.
The Company is not in violation of: any term of its Certificate of Incorporation, or its Bylaws; in any material respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree; and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company except for such violations that would not, individually or in the aggregate, have a material adverse effect.

The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares and the Conversion Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Company's Certificate of Incorporation, or its Bylaws, and have not and will not result in any material violation of, or conflict with, or constitute a material default under, any of its agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     Section 3.12. Employees. All of the Company's material contracts with employees are filed as exhibits to the Company's Form 10-K for the period ended December 31, 1999. To the best of the Company's knowledge, no employee of the Company nor any consultant with whom the Company has contracted is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee or consultant with the Company. Except as disclosed in the Company's Form 10-K (or the exhibits to the Form 10-K) for the period ended December 31, 1999, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees. Each employee of the Company has executed an appropriate confidential information and invention assignment agreement.

     Section 3.13.  Registration Rights.   The Company has not granted or agreed
to grant any registration rights, including piggyback rights, to any person or entity, except for rights that the Company believes have expired by their terms.

     Section 3.14. Governmental Regulations, Etc. Except as required pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), as amended and state securities laws, the Company is not subject to any Federal or state law or regulation limiting its ability to execute and deliver this Agreement, or to offer, sell or issue the Shares or the Conversion Stock, or consummate any other transaction contemplated hereby, other than (a) the filing of the Certificate of Designations in the office of the Delaware Secretary of State prior to the First Closing and (b) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     Section 3.15. Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     Section 3.16. Brokers or Finders. Neither the Company nor the Purchaser, as a result of any action taken by the Company, have incurred or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     Section 3.17. Related-Party Transactions. No employee, officer, or director of the Company or member of such person's immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, except for indebtedness or commitments to make loans or extend or guarantee credit that do not, individually or in the aggregate, exceed $60,000. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     Section 3.18. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     Section 3.19. Insurance. The Company has insurance policies in effect covering the risks associated with its business and properties which are of such character and in such amounts as are customarily maintained by entities engaged in the same or similar business and similarly situated.

     Section 3.20. Disclosure. No representation or warranty made by the Company in this Agreement, any schedule or exhibit hereto, or any certificate delivered hereunder, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

       Section 3.21. SEC Filings. (a) The Company has delivered or made available to the Purchaser (i) its annual reports on Form 10-K for its fiscal year ended December 31, 1999 and 1998, (ii) its proxy or information statements relating to meetings of or actions taken without a meeting by the Company's stockholders held since December 15, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1999 (the documents referred to in this Section 3.21, collectively, the "Company SEC Documents").

       (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be.

       (c) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

       Section 3.22. Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and to the omission of certain footnotes required by GAAP in the case of any unaudited interim financial statements). The Company has no liabilities or obligations, absolute or contingent, that are required by GAAP to be set forth in such financials, that have not been so set forth.

       Section 3.23. Investment Company. The Company is not, and after the issuance and sale of the Shares or the Conversion Stock will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       Section 3.24. Absence of Changes. Except as specifically set forth in this Agreement, since December 31, 1999: (a) the Company has not entered into any transaction that was not in the ordinary course of business; (b) there has been no material adverse change in the condition (financial or otherwise) of the business, prospects, property, assets or liabilities of the Company; (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially and adversely affecting the assets, financial condition, operating results, prospects, business or operations of the Company;
(d) the Company has not declared or paid any dividend or made any distribution on its stock, of redeemed or purchased or otherwise acquired any of its stock or incurred any material tax liability; (e) the Company has not changed any compensation arrangement or agreement with any of its key employees or executive officers, or changed the rate of pay of its employees as a group, other than in the ordinary course of business; (f) the Company has not received notice that there has been a loss of a material customer of the Company; (g) the Company has not changed or amended any contract by which the Company or any of its assets are bound or subject that would have a material adverse effect on the Company;
(h) there has been no resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of any impending resignation or termination of employment of any such officer or key employee that if consummated would have a material adverse effect on the Company; (i) there has been no labor dispute involving the Company or any of its employees and, to the knowledge of the Company and none is pending or threatened; (j) there has been no material and adverse change in the contingent obligation of the Company (nor in any material contingent obligation of the Company regarding any director, stockholder or key employee or officer of the Company) by way of guaranty, endorsement, indemnity, warranty or otherwise; (k) there have been no loans or guarantees made by the Company to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business; (l) there has been no waiver by the Company of a valuable right or of a debt owing to the Company that would have a material adverse effect on the Company; (m) there has not been any satisfaction or discharge of any material lien, claim or encumbrance or any payment of any material obligation by the Company except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company; (n) the Company has not sold or transferred any patent, service mark, trade name, copyright, trade secret or proprietary right necessary for its business; and (o) there has been no other event or condition of any character that would have a material adverse effect on the Company.

     Section 3.25. Tax Returns. All federal, state and local tax returns, if any, required to be filed by the Company have been timely filed, and all federal, state and local taxes, if any, required to be paid with respect to the periods covered by such returns have been paid.

     Section 3.26. Environmental Safety and Laws. The Company, to the best of its knowledge, is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (except where the failure to be in compliance would not have a material adverse effect), and, based on the Company's business as currently conducted and to the best of its knowledge, no material expenditures are or will be required in order to comply with any existing statute, law or regulation.

     Section 3.27. Manufacturing and Marketing Rights. Except for the Development, Supply and Distribution Agreement dated as of February 12, 1997 between the Company and SmithKline Beecham Corporation, the Company has not granted rights to manufacture, produce, license, market or sell its products to any person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

     Section 3.28. Compliance with ERISA. The Company has fulfilled its obligations under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and the Internal Revenue Code of 1986, as amended from time to time (the "Code") with respect to each of its employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding requirements under Section 412 of the Code and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each such plan.


                                   ARTICLE 4

                Representations and Warranties of the Purchaser

     The Purchaser hereby severally represents and warrants to the Company that, as of the date of each Closing at which the Purchaser consummates its purchase of Shares hereunder,

     Section 4.1. Preexisting Relationship with Company; Business and Financial Experience. It (i) has a prior business and/or personal relationship with the Company and/or its officers and directors, and (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company, and who are not compensated by the Company, it has the capacity to protect its own interests in connection with the purchase of the Shares and underlying Conversion Stock.

     Section 4.2. Blue Sky. The Purchaser's address set forth in Section 9.03(a) represents the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable "Blue Sky" laws.

     Section 4.3. Private Placement. (a) It understands that (i) the offering and sale of the Shares and the Conversion Stock is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no public market or other market for the Preferred Shares and there can be no assurance that the Purchaser will be able to sell or dispose of the Preferred Shares.

     (b) The Shares and the Conversion Stock to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account without a view to the public distribution of such Shares or the Conversion Stock or any interest therein; provided that the Purchaser shall have the right at all times to sell or otherwise dispose of all or any part of the Shares or the Conversion Stock so acquired by the Purchaser pursuant to a registration statement, or exemption therefrom, under the Securities Act.

     (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the underlying Conversion Stock and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares and the Conversion Stock.

     Section 4.4. Rule 144. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three month period not exceeding specified limitations.

     Section 4.5. Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and Federal securities laws and by the provisions of the Registration Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.

     Section 4.6. Access to Data. The Purchaser has been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Shares and the Conversion Stock and other related matters. The Purchaser further represents and warrants to the Company that the Company has made available to Purchaser or its agents all documents and information relating to an investment in the Shares and the Conversion Stock requested by or on behalf of Purchaser. In evaluating the suitability of an investment in the Shares and the Conversion Stock, the Purchaser has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Company other than as contemplated by the two preceding sentences. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

     Section 4.7. Organization and Good Standing. The Purchaser is a corporation duly organized and validly existing under the laws of the State of California and is in good standing as a domestic corporation under the laws of such state, and has the requisite corporate power and authority to own its properties and carry on its business as now being conducted.

     Section 4.8. Authorization. The Purchaser has full right, requisite corporate power, authority and capacity to enter into this Agreement and the Registration Rights Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. All action on the part of the Purchaser's partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser, the purchase of and payment for the Shares and the Conversion Stock and the performance of all of the Purchaser's obligations hereunder and under the Registration Rights Agreement has been taken or will be taken prior to the First Closing. This Agreement and the Registration Rights Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     Section 4.9. Brokers or Finders. Neither the Company nor the Purchaser, as a result of any action taken by the Purchaser, have incurred or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE 5

                     Conditions to Closing of the Purchaser

     The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of the First Closing, and each Subsequent Closing, of the following conditions:

     Section 5.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing at which the Purchaser consummates its purchase of Shares hereunder and the Purchaser shall have accepted the exceptions, if any, to the Company's representations and warranties as updated in Schedule 1 at each Closing.

     Section 5.2. Covenants. All covenants, agreements and conditions contained in this Agreement, the License Agreement and the Registration Rights Agreement to be performed or complied with by the Company on or prior to the First Closing Date shall have been performed or complied with in all material respects.

     Section 5.3. Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, the License Agreement and the Registration Rights Agreement (except for such as may be properly obtained subsequent to such Closing).

     Section 5.4. Opinion of the Company's Counsel. The Purchaser shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, an opinion addressed to the Purchaser, dated as of the date of the First Closing and each Subsequent Closing at which the Purchaser consummates its purchase of Shares hereunder, in a form agreed to by the parties.

     Section 5.5. Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.

     Section 5.6. Certificate of Designations. The Certificate of Designations shall have been filed in the office of the Delaware Secretary of State.

     Section 5.7. Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     Section 5.8. Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

     Section 5.9. Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company executed by the Chief Executive Officer of the Company, dated as of the date of the Closing at which the Purchaser consummates its purchase of Shares hereunder in substantially the form attached hereto as Exhibit C.

     Section 5.10. License Agreement. The Company and the Purchaser shall have entered into the License Agreement.

     Section 5.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated in connection with the Purchaser's purchase of the Shares and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     Section 5.12. Delivery of Stock Certificates. The Company shall have caused the delivery to the Purchaser of stock certificates representing the Purchaser's ownership of the Shares.


                                   ARTICLE 6

                     Conditions To Closing of the Company

     The Company's obligation to sell and issue the Shares at each Closing is, unless waived in writing by the Company, subject to the fulfillment as of the date of such Closing of the following conditions:

     Section 6.1. Representations and Warranties Correct. The representations made in Section 4 hereof by the Purchaser purchasing at such Closing shall be true and correct as of the date of such Closing.

     Section 6.2. Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the date of such Closing shall have been performed or complied with in all material respects.

     Section 6.3. Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.

     Section 6.4. Certificate of Designations. The Certificate of Designations shall have been filed in the office of the Delaware Secretary of State.

     Section 6.5. Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Company.

     Section 6.6. Registration Rights Agreement. The Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit C.

     Section 6.7. License Agreement. The Company and the Purchaser shall have entered into the License Agreement.


                                   ARTICLE 7

     Financing upon Occurrence of A Merger Event or A Capitalization Event

     Section 7.1. Loans by Purchaser. Upon the termination of Purchaser's obligations to purchase Preferred Shares due to the occurrence of a either a Merger Event or a Capitalization Event, Purchaser shall provide Seller with the quarterly financing determined by the Joint Steering Committee in the form of loans (each a "Loan") on each Subsequent Closing that occurs after the occurrence of a Merger Event or a Capitalization Event (each such Subsequent Closing, a "Loan Closing"). Seller shall provide Purchaser with a promissory note substantially in the form attached hereto as Exhibit D to evidence each Loan.

     Section 7.2.  Closing Conditions for Loans.    The conditions to closing
each Loan are as follows:

     (a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Loan Closing at which the Purchaser issues a Loan hereunder and the Purchaser shall have accepted the exceptions, if any, to the Company's representations and warranties as updated in Schedule 1 at each Loan Closing;

     (b) The Purchaser shall have received from Morgan, Lewis & Bockius LLP, counsel to the Company, an opinion addressed to the Purchaser, dated as of the date of each Loan Closing at which the Purchaser issues a Loan hereunder, in a form agreed to by the parties;

     (c) The Company shall have performed its obligations under this Agreement, the Registration Rights Agreement and the License Agreement;

     (d) The Company shall have delivered to the Purchaser a certificate of the Company executed by the Chief Executive Officer of the Company, dated as of the date of the Loan Closing at which the Purchaser issues a Loan hereunder, in substantially the form attached hereto as Exhibit C;

     (e) The Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note(s);

     (f) The sale and issuance by the Company, and the purchase by the Purchaser, of the Note(s) shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject; and

     (g)  The Company shall not be in default on any Note(s).


                                   ARTICLE 8

                     Covenants of Purchaser and the Company

     Section 8.1. Restrictions on Sales of Common Stock During Calculation of Conversion Price. Purchaser, as a holder of Preferred Shares, shall comply with the restrictions on sale of its shares of Common Stock as set forth in paragraphs 5(a) and 5(d) of the Certificate of Designations.

     Section 8.2. No Superior or Parity Debt. At any time that any Note is outstanding, the Company shall not, without prior written consent of the Purchaser, enter into any form of indebtedness that will be on parity with, or superior to, the indebtedness evidenced by the Notes.

     Section 8.3. HSR Filing. The Company shall fully cooperate with the Purchaser to effectuate any filing that may be required at any time under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with Purchaser's investment in the Company.

                                   ARTICLE 9

                                 Miscellaneous

     Section 9.1. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to conflict of laws provisions.

     Section 9.2. Entire Agreement; Amendment. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     Section 9.3. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

     (a) if to a Purchaser, to:

           Genentech, Inc.
           1 DNA Way
           South San Francisco, CA 94080
           Attn: Stephan Juelsgaard
           Fax: (650) 952-9881

or at such other address as such Purchaser shall have furnished to the Company, with a copy to:

           Davis Polk & Wardwell
           1600 El Camino Real
           Menlo Park, CA 94025
           Attn:  Daniel G. Kelly, Jr., Esq.
           Fax:   (650) 752-2113

     (b) if to the Company, to:

          Magainin Pharmaceuticals Inc.
          5110 Campus Drive
          Plymouth Meeting, PA 19462-1123
          Attn: Michael R. Dougherty
          Fax: (610) 941-5399

or at such other address as the Company shall have furnished to the Purchaser, with a copy to:

          Morgan, Lewis & Bockius, LLP
          1701 Market Street
          Philadelphia, PA 19103
          Attn: David R. King, Esq.
          Fax: (215) 963-5299

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     Section 9.4. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     Section 9.5. Expenses. The Company and the Purchaser shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     Section 9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

     Section 9.7. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     Section 9.8. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     The foregoing agreement is hereby executed effective as of the date first set forth above.


"COMPANY"                            "PURCHASER"

Magainin Pharmaceuticals Inc.,       Genentech, Inc.,
a Delaware corporation               a Delaware corporation


By: /s/ Michael R. Dougherty         By: /s/ Arthur D. Levinson
   ------------------------------       ----------------------------
Michael R. Dougherty                 Arthur D. Levinson, Ph.D.
President and Chief Executive        Chairman and Chief Executive
Officer                              Officer

                                                                      SCHEDULE 1

                            Schedule of Exceptions
                            ----------------------

     The following are the exceptions to the representations and warranties of Magainin Pharmaceuticals Inc. (the "Company") set forth in Section 3 of the Series A Preferred Stock Purchase Agreement dated as of April 28, 2000 (the "Agreement") to which this is an exhibit. All capitalized terms used and not otherwise defined herein shall have the meanings given them in the agreement. With respect to each Subsequent Closing, this Schedule of Exceptions shall be deemed to have been amended by any supplemental disclosure statements so designated and delivered to the Purchaser in a Subsequent Closing prior to such closing. The section numbers below correspond to the section numbers in the Agreement.

                                     None

                                                                      SCHEDULE 2

Schedule of Licenses, Options and Material Agreements Relating to the Subject of
--------------------------------------------------------------------------------
the License Agreement
---------------------

1. License Agreement between Ludwig Institute for Cancer Research and Magainin Pharmaceuticals Inc. dated December 20, 1996.

                                   EXHIBIT A
                                   ---------
                         (To Stock Purchase Agreement)

                          Certificate of Designations
                          ---------------------------

Attached.

                                   EXHIBIT B
                                   ---------
                         (To Stock Purchase Agreement)

                         Registration Rights Agreement
                         -----------------------------

Attached.

                                   EXHIBIT C
                                   ---------
                         (To Stock Purchase Agreement)

                           [Compliance Certificate]
                            ----------------------


                         MAGAININ PHARMACEUTICALS INC.

                        Executive Officer's Certificate

     I, ____________________, ______________ of Magainin Pharmaceuticals Inc., a
Delaware corporation ("Seller"), do hereby certify as follows:

       1. The representations and warranties of Seller contained in the Stock Purchase Agreement dated as of April 28, 2000 (the "Stock Purchase Agreement") between Seller and Genentech, Inc., a Delaware corporation ("Buyer"), and in any certificate or other writing delivered by Seller pursuant to the Stock Purchase Agreement, are true at and as of the date hereof, as if made at and as of the date hereof.

       2. All covenants, agreements and conditions contained in the Stock Purchase Agreement, the Registration Rights Agreement dated as of April 28, 2000 (the "Registration Rights Agreement") between Seller and Buyer and in the Collaborative Research and License Agreement dated as of April 28, 2000 (the "License Agreement") between Seller and Buyer, have been performed or complied with in all material respects.

       3. Seller has obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Stock Purchase Agreement, the Registration Right Agreement and the License Agreement.

       4. Seller has performed in all material respects all of its obligations under the Stock Purchase Agreement, the Registration Rights Agreement and the License Agreement required to be performed by it on or prior to the date hereof.

     IN WITNESS WHEREOF, I have signed this certificate.


Dated:  [              ], 2000

                                   EXHIBIT D
                                   ---------
                         (To Stock Purchase Agreement)

                                [Form of Note]
                                 ------------


THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                PROMISSORY NOTE

$_________                                                      __________, ____
                                                      Philadelphia, Pennsylvania

     For Value Received, Magainin Pharmaceuticals Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Genentech, Inc., A Delaware Corporation ("Lender"), in lawful money of the United States of
America and in immediately available funds, the principal sum of [          ]
dollars ($[       ]) (the "Note"), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

       (a) Principal Repayment. The outstanding principal amount of the Note shall be payable one year after the date of issuance (the "Maturity Date"), provided, however, that the Company may at any time prepay in whole or in part the outstanding principal amount under the Note, plus accrued and unpaid Interest, without penalty.

       (b) Interest Rate. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Note outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the rate of [2% plus the highest prime rate of major banking institutions as reported in the Federal Reserve H.15 weekly bulletin in the three (3) month period immediately preceding the date of issuance of the Note] per annum. Interest shall be payable at the Maturity Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

       (c) Place of Payment. All amounts payable hereunder shall be payable to Lender at the address it specifies to Borrower in writing.

       (d) Application of Payments. All payments on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof.

       (e) Default. Borrower's failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) calendar days after written receipt of notice of failure to pay shall constitute a default under this Note (an "Event of Default"). If an Event of Default is not cured within thirty (30) days of the receipt of notice of failure to pay, all unpaid principal, accrued interest and other amounts owing thereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

       (f) Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower without the prior written consent of Lender.

       (g) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth herein or on the register maintained by Borrower. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

       (h) Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

       (i) Attorney's Fees. In the event of default by the Borrower (or its assignee) in the payment of interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorney"s fees for consultation and suit.

       (j) Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

       (k) Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

     IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first written above.

                              BORROWER

                              Magainin Pharmaceuticals Inc.


                              By:   _________________________